SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into by and among (i) NGFC Equities Inc., a public company incorporated in the State of Florida, (the “Company” or “NGFF”) that is currently listed on the OTC QB and trading under the stock symbol “NGFF”; (ii) Quest Energy Inc. (“Target Corporation”, or “Quest”), a privately held company incorporated in the State of Indiana; (iii) Mark C. Jensen, an individual residing in the State of Indiana; (iv) Thomas M. Sauve, an individual residing in the State of Indiana (all individuals collectively, the “Quest Shareholders”), and is effective as of the last date of execution set forth below.  Quest, the Company and the Quest Shareholders may each be referred to individually herein as a “Party” and collectively as the “Parties.”

PRELIMINARY STATEMENTS

WHEREAS, the Company desires to acquire 100% of the issued and outstanding shares of Quest (“Target Shares”) in exchange for Series A Preferred Stock of NGFF at a price in connection with a corporate re-organization and tax-free share exchange under Section 368 of the Internal Revenue Code of 1986, as amended.

WHEREAS, the price the Company paying to acquire 100% of Target Shares are based on the value of Quest’s balance sheet and ongoing operations.

WHEREAS, prior to making this acquisition final, the Company, as a publicly listed company in the USA, is required to conduct an audit of the financial statements of the last two years of Quest using an audit firm registered with the Public Company Accounting Oversight Board;

WHEREAS, as of the date of this Agreement, NGFF has 7,000,000 Class B common stock (with 10 votes for each share) issued and outstanding. Immediately subsequent to the submission to the SEC of all filings required in connection with this Agreement and the corporate reorganization contemplated hereby, NGFF will convert those Class B Common Stock to Class A Common Stock (with one vote for each share). After such conversion NGFF will have 25,359,799 Class A Common Stock outstanding and zero shares of any other class of Common Stock or Preferred stock outstanding. Also, NGFF has granted certain persons options to acquire one million seven hundred eighty four thousand, five hundred (1,784,500) shares of Class A Common Stock of NGFF at $0.30 per share, which options shall expire on March 31, 2017. This option agreement will stay intact after this Agreement is signed, which option agreement is referenced in the SEC filings of the Company;

WHEREAS, the Quest Shareholders currently hold the number of Stock in Quest that represent a majority of the shares currently outstanding in Quest.;

WHEREAS, The Parties agree that this 5% ownership of NGFF shares held by the current shareholders of NGFF will have anti-dilution protection until six months from the date a Super Form 8-K is filed pursuant to this tax-free exchange that is required to be filed by the Company with the SEC.  If post-merger the Company makes an accretive acquisition, then such anti-dilution protection offered to the common stock shareholders of NGFF shall not be triggered

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(however, within this six months period should the Company close an acquisition which will result in additional share issuances, so long as the shares are issued at a price per share at or above $0.10 and such acquired entity is not an affiliate of Quest, then the anti-dilution referenced in this paragraph shall not be triggered as a result of such acquisition (“Accretive Acquisition”));

WHEREAS, the current class A common stock authorized to issue by the Company being 230,000,000 and 7,500,000 of those shares that are still not issued have been registered with the SEC and have been allocated to be sold to Southridge, there are only 196,500,000 such authorized unregistered shares left in the Company, and as such the Company will do an amendment to its Articles of Incorporation to increase the number of Class A common stock to be issued to the shareholders of Target Corporation, (as needed upon conversion of the Series A Preferred Stock) without making the current shareholders of NGFF ownership to be less than 5% for the duration that is required. Also NGFF currently has 10,000,000 blank check preferred shares authorized, 5,000,000 of which will be designated as Series A Preferred Stock. There are no other share issuances, securities or derivatives, or liabilities that could result in additional share issuances in the future as of the date of this Agreement, other than those referenced herein; and

WHEREAS, at the date of this Agreement, the Quest Shareholders will be issued Series A Preferred Stock from the Company in exchange for their Target Shares pursuant to this Agreement.

NOW THEREFORE, in exchange for good and value consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.  Securities Exchanged

Subject to the terms and conditions of this Agreement, the Company agrees to authorize and issue to the Quest Shareholders and the Quest Shareholders agree to accept 4,817,792 shares of newly-authorized Series A Preferred Stock of the Company (the “Shares” or “Securities”) in exchange for the Target Shares owned by the Quest Shareholders and transferred to the Company pursuant to this Agreement. As further described in the newly issued and adopted Series A Preferred Certificate of Designation (which shall be adopted and issued by the Company at the effective date of this Agreement), the Series A Preferred Stock shall be convertible into common stock of the Company at the sole option of the holder of such Series A Preferred Stock at a rate of 100 shares of Common Stock per share of Series A Preferred, which, if converted, represents a legal and equitable equity ownership  in the Company immediately post-closing of 95% of the Common Stock outstanding. The Series A Preferred Stock shall have full voting rights in the Company on all matters submitted to a vote of Company shareholders, with each share of Series A Preferred Stock having 1,000 votes per share The Series A Preferred Stock shall not pay any annual dividend. The Preferred shall have anti-dilution rights for 36 months post the super Form 8-K filing for 72% of the outstanding capital stock of the Company at such time.

The Quest Shareholders represent and warrant to the Company that there are One Thousand Eight Hundred and Seventy-Four (1,874)shares of Quest common stock issued and outstanding as of the date of this Agreement.  The Quest Shareholders agree to transfer to the Company a total of One Thousand Eight Hundred and Seventy-Four (1,874) Target Shares, representing one hundred percent (100%) of the issued and outstanding shares of Quest Common Stock. The Parties agree that the exchange of securities pursuant to this Agreement shall occur in connection with a corporate re-organization and tax-free share exchange under Section 368 of the Internal Revenue Code of 1986, as amended.

2.  Non-registration of Securities

The Shares and the Target Shares to be exchanged by the Parties will not be registered under the Securities Act of 1933, as amended, or any state’s securities laws, on the grounds that the transaction in which the Shares are to be issued either qualifies for applicable exemptions from the securities registration requirements of such statutes or such registration requirements have been satisfied.  The exemptions being claimed include, but are not necessarily limited to, those available under Section 4(a)(2) of the Securities Act and Section 4(a)(1) of the Securities Act and, the reliance by the Company upon the exemptions from the securities registration requirements of the federal and state securities laws is predicated in part on the representations, understandings and covenants set forth in this Agreement.

The Quest Shareholders understand that, in furtherance of the transfer restrictions stated above:

(i) The Company will record stop transfer instructions in its stock record books to restrict an impermissible resale or other transfer of the securities; and

(ii) Each document evidencing the Securities will bear a restrictive legend in substantially the following form:

The shares evidenced by this certificate have not been registered under either the Securities Act of 1933, as amended, or the securities laws of any state.  These securities may not be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred: at any time absent either (A) registration of the transaction under the Securities Act of 1933, as amended, and every other applicable state securities law or (B) the issuer’s receipt of an acceptable opinion of counsel that registration of the transaction under those laws is not required.

3.  The Quest Shareholder’s Representations and Warranties

In order to induce the Company to issue the Shares, the Quest Shareholders represent and warrant to the Company, as follows:

a.

The Quest Shareholders’ Financial Sophistication.  The Quest Shareholders are sophisticated investors as such term is contemplated by Section 4(a)(2) of the Securities Act of 1933. The Quest Shareholders have conducted a due diligence review of all information they deem material and necessary to an adequate evaluation of this stock acquisition. Because of knowledge and experience in financial and business matters of the Quest Shareholders, they are able to evaluate the merits, risks, and other factors bearing upon the suitability of the Securities as an investment, and have been afforded adequate opportunity to evaluate their proposed investment in light of those factors, financial condition, and investment knowledge and experience of the Quest Shareholders.

b.

No Guarantee or Representation Regarding Performance. The Quest Shareholders hereby acknowledge that no representations or guarantees have been made to them or any of their representatives or agents regarding the performance of the aforementioned Shares in the public stock market by the Company or any agent, consultant or other representative of the Company.

c.

Access to Material Information. The Quest Shareholders acknowledge that they and/or representatives designated by them have been given reasonable access to, or the furnishing of, all material information prior to the acquisition of the Securities herein relating to:

(i)

All material books and records of the Company;

(ii)

All material contracts and documents relating to the proposed transaction;

(iii)

An opportunity to question the appropriate executive officers or principals of the Company;

(iv)

Any additional information deemed necessary by the Quest Shareholders to evaluate the investment or to verify any information necessary to evaluate the transaction or to verify any information or representation; and

(v) make such other investigation as the Quest Shareholders considered appropriate or necessary to evaluate the business and financial affairs and condition of the Company.

d.

Speculative Investment. The Quest Shareholders understand that the Shares are a speculative investment and that there are substantial risks incident to an acquisition of the Securities.  The Quest Shareholders are knowledgeable concerning the business of the Company and have carefully considered and understand the risks and other factors affecting the suitability of the Securities as an investment for them. The Quest Shareholders acknowledge and understand that there is not presently any established, liquid public or private market for the Shares and there can be no assurances that there will ever be any liquid market for the Shares.

e.

Authority of the Quest Shareholders. The Quest Shareholders have full power and authority to execute and deliver this Agreement and each other document included herein as any Exhibits to this Agreement for which signature is required.

f.

Private Transaction.  At no time were the Quest Shareholders presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article or television advertisement or any other form of general advertising regarding the Company.

g.

Tax Consequences.  At no time were any representations or warranties made to the Quest Shareholders or any of their representatives or agents by the Company or any officer, director, agent or representative thereof regarding the tax consequences, if any, arising from the consummation of the transaction and execution of the Agreement. The Quest Shareholders acknowledge and agree that they have engaged in all due diligence and investigation they deem necessary and appropriate regarding all tax issues and consequences related to the execution and performance of the terms of the Agreement.

h.

Restricted Status of Securities. The Quest Shareholders acknowledge and agree that the Shares issued to them, Series A Preferred Stock and common stock underlying the Series A

Preferred Stock, by the Company are “restricted securities” as such term is defined in Securities and Exchange Commission (“SEC”) Rule 144.  The Quest Shareholders further acknowledge and agree that the Shares may not be sold in a public transaction unless the Shares are subsequently the subject of a registration statement declared effective by the SEC or, pursuant to SEC Rule 144 after the expiration of one year from the date that the Company is no longer deemed a “shell company”, as described in SEC Rule 144(i) and the Company has otherwise complied with the requirements of SEC Rule 144(i)(2).

4.  Company Representations and Warranties

As of the date the Company executes this Agreement, the Company represents and warrants to the Quest Shareholders the following:

a.

Valid and Binding Obligation of the Company. The Company’s execution, delivery, and performance of this Agreement are authorized and represent a valid and binding obligation of the Company.

b.

Authorized Shares.  The Shares constitute a part of the authorized preferred stock of the Company and upon issuance to the Quest Shareholders will remain part of the issued and outstanding preferred stock of the Company.

c.

Ownership.  Upon the acquisition of the Shares by the Quest Shareholders, they will own the Shares free and clear of any liens, claims or encumbrances of any kind or nature and the Shares will be deemed fully paid and non-assessable.

d.

Anti-Dilution Provision. The Company warrants that ownership of current shareholders of NGFF, who after the execution of this Agreement would become minority shareholders, will not go below 5% of the total stock outstanding of the Company for a period of six months after the Super Form 8-K that is required to be filed with the SEC by the Company at the end of the two year audits of Quest is filed, unless as a result of an Accretive Acquisition.

e.

SEC Compliance. The Company is in compliance with all laws and has acted within the all laws and regulation of the SEC and all regulatory authorities.  To the best knowledge of the Company, it is not under any investigations by any state or federal agencies as of the date of this Agreement.

5.  Quest Representations and Warranties

As of the date Quest executes this Agreement, Quest represents and warrants to the Company the following:

a.

Valid and Binding Obligation of Quest. Quest’s execution, delivery, and performance of this Agreement are authorized and represent a valid and binding obligation of Quest.

b.

Authorized Shares. The Target Shares constitute a part of the authorized common stock of Quest and upon issuance to the Company will remain part of the issued and outstanding common stock of Quest.  As of the date of execution of this Agreement by Quest, there are One Thousand Eight Hundred and Seventy-Four (1,874) shares of Quest common stock issued and outstanding.

c.

Ownership.  Upon the Company’s acquisition of the Target Shares, the Company will own the Target Shares free and clear of any liens, claims or encumbrances of any kind or nature and the Target Shares will be deemed fully paid and non-assessable. Upon the Company’s acquisition of the Target Shares, the Company will own One Thousand Eight Hundred and Seventy-Four (1,874)Target Shares, representing hundred percent (100%) of the issued and outstanding shares of Quest common stock and ownership of all assets and liabilities of Quest as of the date of this Agreement

d.

No Further Stock Issuances. Quest represents and warrants to the Company that upon execution of this Agreement by the Parties, there will be no further issuance of any shares of Quest common stock without Quest first obtaining the express written consent of the then current management of NGFF.

e.

Adequacy of Consideration. The Quest Shareholders represent and warrant to the Company that upon its execution of this Agreement and the exchange of the Shares and the Target Shares, its status as a subsidiary of the Company shall constitute full and adequate consideration for the representations and warranties that it is providing in this Agreement.

6.  Jurisdiction and Venue

a.

Governing Law/ Jurisdiction. The Agreement shall be governed by and construed solely and exclusively in accordance with the laws of state of Indiana without regard to any statutory or common-law provision pertaining to conflicts of laws. The Parties agree that courts of competent jurisdiction in Hamilton County, Indiana, shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief with regard to any action arising out of any breach or alleged breach of this Agreement.  The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the state of Indiana.  The Parties further agree that the mailing of any process shall constitute valid and lawful process against such Party.  The Parties waive any claim that they may have that any of the foregoing courts is an inconvenient forum.

7.  Obligations of the NGFF

a.

The parties acknowledge that with the year-end of NGFF being September 30, the audit of NGFF has to begin in order to file the Form 10-K with the SEC prior to end of December 2016. The cost of such audits will be borne by Quest. Malone Bailey LLC is currently the audit firm of NGFF and they have been informed of the decision of NGFF to merge with Quest and they are willing to continue with the audit under the supervision of Quest. The current two full time employees of NGFF, at the sole discretion of the management of Quest, will work with the auditor and the management of Quest until the filing of the Form 10-K and the initial Form 8-K is filed for a minimal fee of $2,000 per month each per each employee. This arrangement will terminate after the Form 10-K is filed or when the management of Quest chooses.

b.

Immediately after signing of this Agreement, the prior management of NGFF shall acquire and take control of all the prior assets and liabilities of NGFF which shall include any and all contracts and agreements, except the note payable to Southridge plus any accrued interest on the note payable to Southridge. Post signing of this Agreement there shall be no other debt or liabilities on the balance sheet of the Company other than as a result of the Quest Balance Sheet acquired pursuant to this transaction and the Southridge debt currently on the balance sheet. The prior management of the Company shall assume any other debts, liabilities, contracts, agreements, etc. and the cash on balance sheet immediately prior to the date of this Agreement.

c.

NGFF currently has a subsidiary that will be held as a subsidiary until post-filing of the super Form 8-K and Quest finalizes its audit so that NGFF won't fall into Shell Status with the SEC. After the Quest audit the current NGFF subsidiary will de-consolidate with NGFF and ownership shall be transferred to the prior management of NGFF.  Such subsidiary shall have no liabilities or potential liabilities associated with it.

d.

Immediately subsequent to the submission to the SEC of all filings required in connection with this Agreement and the corporate reorganization contemplated hereby, the officers and directors of NGFF shall resign and Quest shall appoint all directors and officers of the company. Quest management shall take over 100% operational and financial control of NGFF and maintain NGFF as a public company for a minimum of one year, and pay all such expenses Quest may authorize.

e.

NGFF shall not engage in any business activities other than in the ordinary course of business consistent with past practice without the prior written consent of Quest.

8.  Conditions to Closing

The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

a.

Evidence of board of directors approval of this Agreement by Quest and NGFF.

b.

Evidence of shareholder approval of the transactions contemplated by this Agreement by Quest and NGFF.

c.

Adoption of Resolutions by NGFF acceptable to Quest and consistent with the Amended and Restated Articles with respect to Preferred Stock contemplated by this Agreement.

d.

Registration of shares with the Company’s transfer agent and delivery of acceptable Preferred Stock certificates to Quest Shareholders.

e.

Preparation of filings under applicable securities laws acceptable to both Quest and NGFF reflecting consummation of the transactions contemplated by this Agreement.

f.

Filing the Schedule 14C and related and required documents with the SEC.

g.

Parties shall not have breached or violated any representations, warranties or covenants contained in this Agreement.

9.  Miscellaneous Provisions

a.

Notices. Any notice required or provided for in this Agreement to be given to any Party shall be mailed certified mail, return receipt requested, or hand delivered, to the Party at the last known address for the Party.

b.

Indemnification.  From and after the Effective Date, NGFC shall indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Date, a director, officer, or shareholder of Quest Energy, Inc. (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”) against (i) all losses, claims, damages, costs, expenses, liabilities, or judgments or amounts that are paid in settlement with the approval of NGFC (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising, in whole or in part, out of, the fact that such person is or was a director, officer, or shareholder of Quest, whether pertaining to any matter existing or occurring at or prior to the Effective Date, and whether asserted or claimed prior to, or at or after, the Effective Date, excluding any claim, action, suit, proceeding or investigation which is related to any matter which, on the Effective Date, would have constituted or resulted in a breach of any of the representations and warranties of Quest set forth in Article 5 hereof (“Indemnified Liabilities”) and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, (and NGFC shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law.  Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against Indemnified Parties (whether arising before or after the Effective Date), (i) after the Effective Date, NGFC shall pay all reasonable fees and expenses of counsel for the Indemnified Parties promptly as statements therefore are received; and (ii) after the Effective Date, NGFC will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that NGFC shall not be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld.  Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify NGFC (but the failure to notify NGFC shall not relieve it from any liability which it may have under this Section 9 except to the extent such failure materially prejudices NGFC.

c.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

d.

Construction. The section headings, captions, or abbreviations are used for convenience only and shall not be resorted to for interpretation of this Agreement. Wherever the context so requires, the masculine shall refer to the feminine, the singular shall refer to the plural, and vice versa.

e.

Fees. In the event that any Party is required to engage the services of legal counsel to enforce its rights under this Agreement against any other Party, regardless of whether such action results in litigation, the prevailing Party shall be entitled to reasonable attorneys’ fees and costs from the other Party, which in the event of litigation shall include fees and costs incurred at trial and on appeal.

f.

Entire Agreement. This Agreement contains the entire understanding among the Parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the Parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

g.

Amendments. Any amendments to this Agreement shall be in writing signed by all Parties.

h.

Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

i.

Waiver. No consent or waiver, expressed or implied, by a Party of any breach or default by any other Party in the performance by that other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other Party of the same or any other obligations of such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of another Party or to declare that other Party in default, irrespective of how long such failure continues, shall not constitute a waiver of such Party of its rights hereunder.

j.

Attorney Opinions. The management of Quest agrees that in the event any Company shareholder seeks to obtain an opinion of counsel to remove a restrictive transfer legend from any Company share certificate pursuant to Securities and Exchange Commission Rules 144 or section 4(a)(1) of the Securities Act of 1933, as amended, such shareholder shall be entitled (upon payment of the prescribed legal fee) to utilize the Law Office of Clifford J. Hunt, P.A. to obtain and provide such opinion for forwarding to the Company stock transfer agent.

k.

Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original for all purposes.  Signatures may be exchanged between the parties as electronic signatures, PDF copies attached to emails, facsimile copies or any by other means of delivery utilized by the Parties. All such signatures shall be deemed originals and enforceable against the Party delivering such signature on this Agreement.

l.

Survival of Representations and Warranties.  The representations and warranties set forth in this Agreement shall be continuing and shall survive the date of this Agreement.

m.

Time Is Of The Essence.  The Parties agree that time is of the essence regarding the execution of this Agreement..

n.

Acknowledgements.  The Parties to the Agreement declare and represent that:

i.

They have read and understand this Agreement;

ii.

They have been given the opportunity to consult with an attorney if they so desire;

iii.

They intend to be legally bound by the promises set forth in this Agreement and enter into it freely, without duress or coercion;

iv.

They have retained signed copies of this Agreement for their records; and

v.

The rights, responsibilities and duties of the Parties hereto, and the covenants and agreements contained herein, shall continue to bind the Parties and shall continue in full force and effect until each and every obligation of the Parties under this Agreement has been performed.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates set forth below.

Date:

January 4, 2017

QUEST ENERGY, INC.:

By:

/s/ Mark C. Jensen

Mark C. Jensen, Chief Executive Officer

Date:  January 5, 2017

NGFC EQUITIES, INC.:

By:

/s/ Andrew Weeraratne

Andrew Weeraratne, Chief Executive Officer

QUEST SHAREHOLDERS:

Date:  January 4, 2017

By:

/s/ Mark C. Jensen

Mark C. Jensen, Shareholder

Date:

January 4, 2017

By:

/s/ Thomas M. Sauve

Thomas M. Sauve, Shareholder